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                                                                      EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-103154) pertaining to the M.D.C. Holdings, Inc. Employee Equity Incentive Plan and the M.D.C. Holdings, Inc. Director Equity Incentive Plan, the Registration Statements (Form S-8 No. 333-103192 and From S-8 No. 333-67894) pertaining to the M.D.C. Holdings, Inc. 2001 Equity Incentive Plan and M.D.C. Holdings, Inc. Stock Option Plan for Non-Employee Directors, the Registration Statement (Form S-8 No. 333-22167) pertaining to the M.D.C. Holdings, Inc. 401(k) Savings Plan, and the Registration Statement (Form S-3 No. 333-130069) of M.D.C. Holdings, Inc. and in the related Prospectus, of our reports dated
March 2, 2006, with respect to the consolidated financial statements of M.D.C. Holdings, Inc., M.D.C. Holdings, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of M.D.C. Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.


                                                 /s/ERNST & YOUNG LLP

Denver, Colorado
March 2, 2006